SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only
(as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

Nuveen Investments, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

The following letter of Nuveen Investments, Inc. was sent to certain stockholders of Nuveen Investments who have not yet voted their shares for the special meeting of stockholders of Nuveen Investments to be held on September 18, 2007.

NUVEEN INVESTMENTS, INC.
333 West Wacker Drive
Chicago, Illinois 60606

IMPORTANT REMINDER TO VOTE YOUR PROXY
TO APPROVE THE $65 PER SHARE MERGER

September 6, 2007

Dear Stockholder:

Our records indicate your vote has not yet been received for the Special Meeting of Stockholders of Nuveen Investments, Inc. to be held on September 18, 2007, at 2:00 p.m., Central Daylight Savings Time, in the Indiana Room, Aon Center, 200 East Randolph Drive, Chicago, Illinois 60601.  If you have not yet voted, please take a moment right now to ensure that your shares are represented at this important meeting.

The business of the meeting is to consider and vote upon (i) a proposal to adopt the Agreement and Plan of Merger, dated as of June 19, 2007, among Nuveen Investments, Windy City Investments, Inc. and Windy City Acquisition Corp. and the conversion of each outstanding share of common stock of Nuveen Investments into the right to receive $65 in cash, and (ii) a proposal to approve the adjournment of the special meeting, if necessary to permit further solicitation of proxies.  You previously received materials from us dated August 14, 2007, outlining the terms and conditions of the special meeting.

*PLEASE VOTE YOUR SHARES TODAY*

In order to ensure that every Stockholder has an opportunity to vote his or her shares, no matter how few or how many shares you may own, we are enclosing an additional proxy card that will allow you to exercise your rights as a stockholder.

The Board of Directors has determined that these proposals are in the best interests of the Stockholders of Nuveen Investments and recommends that you vote “FOR” the proposals.

Please vote by telephone or by Internet today pursuant to the instructions enclosed.  Remember – every share and every vote counts!  Alternatively, you may sign, date and mail your proxy card in the envelope provided.  If you have any questions, please call MacKenzie Partners, Inc., toll-free at (800) 322-2885 or collect at (212) 929-5500.

If by now you already have voted, we thank you.  If you have not yet voted we thank you in advance for voting promptly.

Sincerely,
/s/ John P. Amboian
John P. Amboian Chief Executive Officer NUVEEN INVESTMENTS, INC.

IMPORTANT LEGAL INFORMATION

Nuveen Investments, Inc. has filed with the SEC a definitive proxy statement and other related documents regarding the proposed acquisition of Nuveen Investments by a group of private equity investors led by Madison Dearborn Partners, LLC.  WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER RELATED DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT NUVEEN INVESTMENTS, THE PROPOSED TRANSACTION AND RELATED MATTERS.  A definitive proxy statement has been sent to holders of Nuveen Investments’ common stock seeking their approval of the proposed transaction.

Investors may obtain the proxy statement, the other related documents and other documents filed with the SEC free of charge at the SEC’s website at www.sec.gov.  In addition, the proxy statement may be obtained free of charge by directing a request to Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, Attention of the General Counsel.

Nuveen Investments, its directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Such persons may have interests in the proposed transaction, including as a result of holding options or shares of Nuveen Investments’ common stock.  Information regarding Nuveen Investments’ directors and executive officers is available in the proxy statement filed with the SEC by Nuveen on April 6, 2007.  Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed or to be filed with the SEC.